                                                                     EXHIBIT 4.1


                   AMENDMENT NO. 3 TO NOTE PURCHASE AGREEMENT

         This AMENDMENT NO. 3 TO NOTE PURCHASE AGREEMENT (this "AMENDMENT"), dated as of September 30, 2003, is made by and among each of QUANTA SERVICES, INC., a Delaware corporation (the "COMPANY") and each of the institutions listed on Annex 1 hereto (such institutions being collectively referred to as the "NOTEHOLDERS").

                                   BACKGROUND

         1. The Company and certain of the Noteholders are parties to that certain Note Purchase Agreement (the "ORIGINAL NOTE PURCHASE AGREEMENT"), dated as of March 1, 2000, that provides, among other things, for the sale by the Company and the purchase by certain of the Noteholders of up to (a) Seventy-Three Million Dollars ($73,000,000) in aggregate principal amount of the Company's 8.46% Series 2000-A Senior Secured Notes, Tranche 1, due March 1, 2005 (the "SERIES A-1 NOTES"), (b) Forty-One Million Five Hundred Thousand Dollars ($41,500,000) in aggregate principal amount of the Company's 8.55% Series 2000-A Senior Secured Notes, Tranche 2, due March 1, 2007 (the "SERIES A-2 NOTES") and
(c) Thirty-Five Million Five Hundred Thousand Dollars ($35,500,000) in aggregate principal amount of the Company's 8.61% Series 2000-A Senior Secured Notes, Tranche 3, due March 1, 2010 (the "SERIES A-3 NOTES" and, collectively with the Series A-1 Notes and the Series A-2 Notes, the "SERIES A NOTES"). All of the Series A Notes are currently outstanding.

         2. The Original Note Purchase Agreement has been supplemented in certain respects pursuant to a First Supplement to Note Purchase Agreement (the "FIRST SUPPLEMENT" and, together with the Original Note Purchase Agreement, the "SUPPLEMENTED NOTE PURCHASE AGREEMENT"), dated as of September 1, 2000, by and among the Company and certain of the Noteholders, that provides, among other things, for the sale by the Company and the purchase by certain of the Noteholders of up to (a) Thirty Million Dollars ($30,000,000) in aggregate principal amount of the Company's 8.01% Series 2000-B Senior Secured Notes, Tranche 1, due September 1, 2005 (the "SERIES B-1 NOTES"), (b) Five Million Dollars ($5,000,000) in aggregate principal amount of the Company's 8.06% Series 2000-B Senior Secured Notes, Tranche 2, due September 1, 2006 (the "SERIES B-2 NOTES") and (c) Twenty-Five Million Dollars ($25,000,000) in aggregate principal amount of the Company's 8.29% Series 2000-B Senior Secured Notes, Tranche 3, due September 1, 2010 (the "SERIES B-3 NOTES" and, collectively with the Series B-1 Notes and the Series B-2 Notes, the "SERIES B NOTES" and the Series B Notes, together with the Series A Notes, the "NOTES"). All of the Series B Notes are currently outstanding.

         3. The Supplemented Note Purchase Agreement and the Notes were amended in certain respects pursuant to Amendment No. 1 to Note Purchase Agreement, dated as of August 12, 2002 ("AMENDMENT NO. 1") and Amendment No. 2 to Note Purchase Agreement, dated as of December 20, 2002 ("AMENDMENT NO. 2", and the Supplemented Note Purchase Agreement as amended by Amendment No. 1 and Amendment No. 2, the "EXISTING NOTE PURCHASE AGREEMENT").

         4. The Company and the Noteholders wish to amend the Existing Note Purchase Agreement.

         NOW, THEREFORE, in order to induce the Noteholders to amend the Existing Note Purchase Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Company agrees with the Noteholders as follows:

SECTION 1. DEFINED TERMS.

         All capitalized terms used, but not specifically defined, in this Amendment have the respective meanings ascribed to them in the Existing Note Purchase Agreement.

SECTION 2. WARRANTIES AND REPRESENTATIONS.

         The Company warrants and represents to each Noteholder that as of the date of this Amendment and as of the Third Amendment Effective Date (as defined in Section 3):

         2.1 CORPORATE ORGANIZATION AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to transact the business it transacts and proposes to transact, to execute and deliver this Amendment and to perform the provisions hereof.

         2.2 NO MATERIAL ADVERSE CHANGE. Since December 31, 2002, except as disclosed herein, in the Tenth Amendment to the Third Amended and Restated Credit Agreement or in one or more reports filed with the Securities and Exchange Commission, there has been no change in the business, operations, affairs, financial condition, assets or properties of the Company except for

                  (a) changes in general, economic, market and industry conditions that are generally applicable to the Company and all other Persons that are in the same or similar businesses as the Company and are similarly situated, and

                  (b) changes in the ordinary course of business,

that in the aggregate for all such changes, could not reasonably be expected to have a Material Adverse Effect.

         2.3 FULL DISCLOSURE. Each written statement and all written materials furnished by, or on behalf of, the Company to the Noteholders pursuant to Sections 7.1 and 7.2 of the Existing Note Purchase Agreement, taken as a whole, and each written statement and all written materials furnished by, or on behalf of, the Company to the Noteholders in connection with this Amendment, taken as a whole, do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company which the Company has not disclosed to the Noteholders in writing which could reasonably be expected to have a Material Adverse Effect.

         2.4 TRANSACTION IS LEGAL AND AUTHORIZED. The execution and delivery of this Amendment by the Company, the consummation of each of the transactions contemplated by this Amendment and the compliance by the Company with all the provisions of this Amendment:

                  (a) are within the corporate powers of the Company;

                  (b) are in compliance with applicable law;

                  (c) do not conflict with, result in any breach in any of the provisions of, constitute a default under, or result in the creation of any Lien upon any property of the Company under the provisions of, any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company;

                  (d) do not conflict with, result in any breach of any of the provisions of, constitute a default under, or result in the creation of any Lien not permitted by Section 10.5 of the Existing Note Purchase Agreement upon any property of the Company under the provisions of, any charter instrument, bylaw or other constitutive document or instrument to which it is a party or by which it or any of its property is bound; and

                  (e) do not in any material respect conflict with, result in any breach of any of the provisions of, constitute a default under, or result in the creation of any Lien not permitted by Section 10.5 of the Existing Note Purchase Agreement upon any property of the Company under the provisions of, any contract, agreement or indenture binding upon the Company or its property.

         2.5 AMENDMENT IS ENFORCEABLE. This Amendment is a legal, valid and binding and enforceable obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights generally and the application of general equitable principles.

         2.6 NO DEFAULTS. The Company is not in violation in any respect of any term in any agreement or other instrument to which it is a party or by which it or any of its property may be bound, except for such violations that, in the aggregate for all such violations, could not reasonably be expected to have a Material Adverse Effect.

         2.7 PENDING LITIGATION.

                  (a) There are no proceedings, actions or investigations pending, or to the knowledge of the Company, threatened against or affecting the Company in any court or before any Governmental Authority or arbitration board or tribunal that, in the aggregate for all such proceedings, actions and investigations, could reasonably be expected to have a Material Adverse Effect.

                  (b) The Company is not in default with respect to any judgment, order, writ, injunction or decree of any court, Governmental Authority, arbitration board or tribunal that, in the aggregate for all such defaults, could reasonably be expected to have a Material Adverse Effect.

         2.8 COMPLIANCE WITH LAW. The Company is not in violation of any law, ordinance, governmental rule or regulation to which it is subject, except for such violations that, in the aggregate for all such violations, could not reasonably be expected to have a Material Adverse Effect.

         2.9 NO DEFAULTS. After giving effect to this Amendment, no Default or Event of Default will exist.

SECTION 3. CONDITIONS PRECEDENT.

         This Amendment shall have no effect until all of the following conditions precedent shall have been fulfilled (such time of effectiveness being herein referred to as THE "THIRD AMENDMENT EFFECTIVE DATE"):

                  (a) WARRANTIES AND REPRESENTATIONS TRUE. After giving effect to this Amendment, the warranties and representations set forth in the Existing Note Purchase Agreement and in Section 2 to this Amendment shall be true in all material respects (unless specifically limited to an earlier date, in which case, such representations and warranties were true as of such date).

                  (b) NO PROHIBITED ACTION. No Default or Event of Default shall exist after giving effect to the consummation of the transactions contemplated by this Amendment.

                  (c) CONSENT OF NOTEHOLDERS. The Company and the Required Holders shall have executed this Amendment.

                  (d) PAYMENT OF NOTEHOLDER FEES AND EXPENSES. The Company shall have paid all fees and expenses of the Noteholders incurred in connection with this Amendment for which invoices have been delivered, including the fees and expenses of Bingham McCutchen LLP.

                  (e) OFFICERS' CERTIFICATE. Each Noteholder shall have received a written certificate signed by an officer of the Company acceptable to the Required Holders as to (i) the absence of any action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to materially and adversely affect (A) the financial condition of the Company and its Subsidiaries, taken as a whole, or (B) the ability of the Company and its Subsidiaries to perform their respective obligations under the Existing Note Purchase Agreement, the Notes or the Security

         Documents, as amended by this Amendment, (ii) the absence of any breach of any representation or warranty of the Company set out in the Existing Note Purchase Agreement, the Notes or the Security Documents, and (iii) the absence of any Default or Event of Default, after giving effect to this Amendment.

                  (f) AMENDMENT OF BANK CREDIT AGREEMENT. A Tenth Amendment to the Third Amended and Restated Secured Credit Agreement among the Company, as Borrower, the Financial Institutions party thereto, as Lenders, Bank of America, N.A., as Administrative Agent, and the other agents named therein (as amended, the "BANK CREDIT AGREEMENT") shall have been entered into by the Company and the Majority Lenders (as such term is defined in the Bank Credit Agreement), shall contain terms reasonably satisfactory to the Noteholders, and shall be in full force and effect, subject only to the effectiveness of this Amendment.

                  (g) GUARANTORS' CONSENT. The Guarantors shall have executed and delivered the Consent attached hereto as Attachment A.

                  (h) PROCEEDINGS SATISFACTORY. All proceedings taken in connection with the execution and delivery of this Amendment and the transactions contemplated hereby shall be reasonably satisfactory to the Noteholders and their special counsel.

SECTION 4. AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT.

         4.1 Section 7.2(a) is hereby amended and restated in its entirety to read as follows:

                  "(a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section
                  10.1 through Section 10.4, Section 10.5(l), Section 10.7,
                  Section 10.11, Section 10.12, Section 10.15 and Section 10.16 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence, including, without limitation, a reasonably detailed calculation of Consolidated Proforma Operating Cash Flow for such Period); provided, however, that the date by which such certificate and any such information is to be delivered, in connection with the fiscal period ending September 30, 2003, shall be extended to January 2, 2004; and"

         4.2 Section 10.14 is hereby amended by adding a new clause (iv), and restated to read in its entirety as follows:

         "10.14. LIMITATION ON RESTRICTED PAYMENTS. The Company shall make no Restricted Payment prior to September 21, 2005 other than (i) cash dividends in respect of the Company's preferred stock not to exceed $1,000,000 during any fiscal year of the Company, (ii) if the Company has declared a stock split in respect of its common stock, cash distributions in lieu of issuing fractional shares of capital stock which would otherwise result from a stock split, (iii) repurchases of common stock of the Company from officers, directors, and employees pursuant to the Company's Stock Option Plan or Stock Compensation Program to pay withholdings in respect of taxes owed by recipients as a result of grants of stock options and stock compensation thereunder so long as the Company's performance of its obligations under such Stock Option Plan or Stock Compensation Program cannot reasonably be expected to have a material negative impact on projected cash flows, and (iv) payments made in connection with repurchases of its common stock and share repurchase and/or share derivative transactions, in each case made in connection with the issuance of the 2003 Convertible Subordinated Notes, provided that, (A) all such payments are made substantially contemporaneously with the issuance of the 2003 Convertible Subordinated Notes, (B) no such payment is made to an officer, director or Affiliate (including, without imitation, First Reserve) of the Company, (C) no Default or Event of Default (which has not been waived) exists at the time of each such payment or would exist as a result thereof, (D) the gross proceeds of the Initial 2003 Convertible Subordinated Notes (as such term is defined below) are at least $100,000,000, (E) if the gross proceeds of the 2003 Convertible Subordinated Notes are at least $100,000,000 but less than $125,000,000, the aggregate amount of all such payments does not exceed $15,000,000, and (F) if the gross proceeds of the 2003 Convertible Subordinated Notes are $125,000,000 or more, then the aggregate amount of all such payments does not exceed an amount equal to the applicable percentage of the gross proceeds of the 2003 Convertible Subordinated Notes set forth in the table below opposite such level of proceeds:

                  GROSS PROCEEDS LEVEL                                 PERCENTAGE
                  --------------------                                 ----------
                  At least $125,000,000, but                              15%
                  Less than $150,000,000

                  At least $150,000,000, but less                         20%
                  than  $175,000,000

                  $175,000,000 and above                                  25%

The amount of payments permitted pursuant to the foregoing clauses (E) and (F) shall be deemed to include the $15,000,000 which the Company is permitted to retain from net offering proceeds in accordance with Section 8.8(e).

Notwithstanding the foregoing, if the Company issues additional 2003 Convertible Subordinated Notes ("Additional 2003 Convertible Subordinated Notes") after the closing of the sale of the first 2003 Convertible Subordinated Notes to be sold ("Initial 2003 Convertible Subordinated Notes"), then (x) the Company shall not be permitted to retain any amounts from the proceeds of the Additional 2003 Convertible Subordinated Notes that it might otherwise be entitled to retain pursuant to Section 8.8(e), and (y) if the sale of the Additional 2003 Convertible Subordinated Notes causes the gross proceeds of the 2003 Convertible Subordinated Notes to increase to a higher "gross proceeds level" in the table above, the percentage in such table applicable to such higher "gross proceeds level" shall apply only with respect to proceeds within such higher "gross proceeds level" and not to any other proceeds of the 2003 Convertible Subordinated Notes. For example, if the proceeds of the Initial 2003 Convertible Subordinated Notes are $150,000,000 and the proceeds of the Additional 2003 Convertible Subordinated Notes are $30,000,000, then the 20% from the table above would apply to the proceeds of the Initial 2003 Convertible Subordinated Notes and $24,999,999 of the proceeds of the Additional 2003 Convertible Subordinated Notes, and the 25% from the table above would apply to the remaining proceeds of the Additional 2003 Convertible Subordinated Notes."

         4.3 Section 10.16 of the Existing Note Purchase Agreement is hereby amended by deleting the present subsections (f) and (g) and adding the following


                  "(f) Convertible Subordinated Notes (as such term is defined in the Bank Credit Agreement as in effect on the Second Amendment Effective Date) in an aggregate principal amount of up to $172,500,000;

                  (g) Debt not to exceed $250,000,000 at any time outstanding issued under the 2003 Note Purchase Agreement, including without limitation, the 2003 Convertible Subordinated Notes; provided that, such Debt and any related obligations are unsecured and subordinated upon terms not less favorable to the Noteholders than the terms of the Convertible Subordinated Notes (as such term is defined in the Bank Credit Agreement as in effect on the Third Amendment Effective Date), have a maturity date of not earlier than October 1, 2010 and are otherwise on terms reasonably satisfactory to the Required Holders, and provided further that all net cash proceeds from the issuance of such Debt are applied in accordance with Section 8.8(e); and

                  (h) other Debt not included within subsections (a) through (g) above, provided that such Debt shall not exceed, at any one time outstanding, an amount equal to 8.5% of Consolidated Net Worth as of the end of the immediately preceding fiscal quarter (without taking into account adjustments to the determination of Consolidated Net Worth in accordance with SFAS 142 in accordance with GAAP)."


         4.4 A subsection (m) is added at the end of Section 11 as follows:


                  "(m) an event of default shall occur and be continuing under
         (i) the Subordinated Indenture, the First Supplemental Indenture, the Convertible Subordinated Notes, (as such terms are defined in the Bank Credit Agreement as in effect on the Third Amendment Effective Date) or any other document evidencing Debt under such Subordinated Indenture, First Supplemental Indenture or Convertible Subordinated Notes, or (ii) the 2003 Note Purchase Agreement or the 2003 Convertible Subordinated Notes, or any other document evidencing Debt under the 2003 Note Purchase Agreement or the 2003 Convertible Subordinated Notes."

         4.5 Schedule B of the Existing Note Purchase Agreement is hereby amended by adding the following definitions to read in their entirety as follows:

                  "AMENDMENT NO. 3" means that certain Amendment No. 3 to this Note Purchase Agreement, dated as of September 30, 2003.

                  "THIRD AMENDMENT EFFECTIVE DATE" means September 30, 2003.

                  "FUNDED DEBT" means, as of any date of determination, the sum, without duplication, of the following for the Company and its
         Subsidiaries: (i) Debt for borrowed money, all obligations evidenced by bonds, debentures, notes or similar instruments, and purchase money obligations which in accordance with GAAP would be shown on the consolidated balance sheet of the Company as a liability, (ii) all LC Obligations (as such term is defined in the Bank Credit Agreement), and all reimbursement obligations relative to the face amount of all other letters of credit issued for the account of the Company or any of its Subsidiaries, and (iii) all Capital Lease Obligations; provided that, for purposes of calculating the ratio of Funded Debt to EBITDA, the ratio of Senior Debt to EBITDA and the Minimum Asset Coverage Ratio for purposes of determining compliance with Sections 10.2, 10.11 and
         Section 10.12, such sum shall be reduced by the amount of cash proceeds from the issuance of the 2003 Convertible Subordinated Notes to the extent such proceeds are being held as cash Collateral for the loans and letter of credit obligations outstanding under the Bank Credit Agreement.

                  "2003 CONVERTIBLE SUBORDINATED NOTES" means the notes, guarantees, and all other obligations now or hereafter arising under, or in connection with, the 2003 Note Purchase Agreement.

                  "2003 NOTE PURCHASE AGREEMENT" means that certain Note Purchase Agreement dated on or about October 1, 2003, by and among the Company, as issuer, and the purchasers named therein, as initial purchasers of the 2003 Convertible Subordinated Notes, as the same may be amended, restated or supplemented from time to time.

SECTION 5. TEMPORARY WAIVER

         Subject to the covenants, terms and conditions set forth in this Amendment, and in reliance upon the representations and warranties of the Company made herein, the Noteholders hereby waive any Default or Event of Default arising out of the Company's failure to comply with (a) the required Minimum Interest Coverage Ratio set forth in Section 10.4 at the end of the fiscal quarter ending on September 30, 2003, (b) the required Funded Debt to EBITDA ratio set forth in Section 10.2 at the end of the fiscal quarter ending on September 30, 2003, and (c) the required Senior Debt to EBITDA ratio set forth in Section 10.11 at the end of the fiscal quarter ending on September 30, 2003; provided that, all such waivers shall terminate and become null and void on January 2, 2004, at which time the Company's obligations to comply with the requirements set forth in such sections with respect to the fiscal quarter ending on September 30, 2003 shall be valid, binding and enforceable, and any non-compliance by the Borrower with any such requirements shall thereupon result in an immediate Event of Default with no notice or cure period. The temporary waivers set forth in this Amendment are limited to the extent specifically set forth in this Section 5, and no other terms, covenants or provisions hereof are intended to be waived hereby.

SECTION 6. EFFECT OF AMENDMENT.

         Except as expressly provided in this Amendment, the Existing Note Purchase Agreement shall remain in full force and effect, without modification or amendment. This Amendment shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties hereto and the holders from time to time of the Notes.

SECTION 7. DUPLICATE ORIGINALS; EXECUTION IN COUNTERPART.

         Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Amendment may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by the Company and each of the Noteholders (subject to Section 3 hereof) each as a party to this Amendment, and each set of counterparts which, collectively, show execution by each such party to this Amendment shall constitute one duplicate original.

SECTION 8. GOVERNING LAW.

         THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, NEW YORK LAW WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

SECTION 9. RELEASE.

                  (a) The Company and each Guarantor hereby unconditionally and irrevocably remises, acquits, and fully and forever releases and discharges the Noteholders and all respective affiliates and subsidiaries of the Noteholders, their respective officers, servants, employees, agents, attorneys, financial advisors, principals, directors and shareholders, and their respective heirs, legal representatives, successors and assigns (collectively, the "RELEASED LENDER PARTIES") from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities (collectively, the "BORROWER CLAIMS") of any nature whatsoever, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which the Company or any Guarantor ever had or now has against the Released Lender Parties which may have arisen at any time on or prior to the date of this Amendment and which were in any manner related to any of the Existing Note Purchase Agreement, the Notes or the Security Documents or the enforcement or attempted enforcement by the Noteholders of rights, remedies or recourses related thereto.

                  (b) The Company and each Guarantor covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Released Lender Parties any action or other proceeding based upon any of the Borrower Claims which may have arisen at any time on or prior to the date of this Amendment and were in any manner related to any of the Existing Note Purchase Agreement, the Notes or the Security Documents.

                  (c) The agreements of the Company and each Guarantor set forth in this Section 9 shall survive termination of this Amendment, the Existing Note Purchase Agreement, the Notes and the Security Documents.


   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. NEXT PAGE IS SIGNATURE PAGE.]

                  IN WITNESS WHEREOF, the Company and the Noteholders have executed this Amendment as of the date first above written.


                                            QUANTA SERVICES, INC.


                                            By: /s/ JAMES H. HADDOX
                                                --------------------------------
                                                Name: James H. Haddox
                                                Title: Chief Financial Officer


ACCEPTED AND AGREED TO:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:      David L. Babson and Company
         Incorporated, as Investment Advisor


By: /s/ KATHLEEN LYNCH
   ----------------------------------------------
        Name: Kathleen Lynch
        Title: Managing Director



          Signature Page to Amendment No. 3 to Note Purchase Agreement

         IN WITNESS WHEREOF, the Company and the Noteholders have executed this Amendment as of the date first above written.


                                            QUANTA SERVICES, INC.


                                            By: /s/ JAMES H. HADDOX
                                                --------------------------------
                                                Name: James H. Haddox
                                                Title: Chief Financial Officer


ACCEPTED AND AGREED TO:

C.M. LIFE INSURANCE COMPANY

By:      David L. Babson and Company
         Incorporated, as Investment Advisor


By: /s/ KATHLEEN LYNCH
   ------------------------------------------------
        Name: Kathleen Lynch
        Title:  Managing Director



          Signature Page to Amendment No. 3 to Note Purchase Agreement

         IN WITNESS WHEREOF, the Company and the Noteholders have executed this Amendment as of the date first above written.


                                            QUANTA SERVICES, INC.


                                            By: /s/ JAMES H. HADDOX
                                                --------------------------------
                                                Name: James H. Haddox
                                                Title: Chief Financial Officer

ACCEPTED AND AGREED TO:

UNITED OF OMAHA LIFE INSURANCE COMPANY


By: /s/ EDWIN H. GARRISON, JR.
   ------------------------------------------------
    Name: Edwin H. Garrison, Jr.
    Title: First Vice President



          Signature Page to Amendment No. 3 to Note Purchase Agreement

         IN WITNESS WHEREOF, the Company and the Noteholders have executed this Amendment as of the date first above written.


                                            QUANTA SERVICES, INC.


                                            By: /s/ JAMES H. HADDOX
                                                --------------------------------
                                                Name: James H. Haddox
                                                Title: Chief Financial Officer


ACCEPTED AND AGREED TO:

COMPANION LIFE INSURANCE COMPANY


By: /s/ EDWIN H. GARRISON, JR.
   ------------------------------------------------
    Name: Edwin H. Garrison, Jr.
    Title: Authorized Representative



          Signature Page to Amendment No. 3 to Note Purchase Agreement

         IN WITNESS WHEREOF, the Company and the Noteholders have executed this Amendment as of the date first above written.


                                            QUANTA SERVICES, INC.


                                            By: /s/ JAMES H. HADDOX
                                                --------------------------------
                                                Name: James H. Haddox
                                                Title: Chief Financial Officer



ACCEPTED AND AGREED TO:

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By:  New York Life Insurance Company


By: /s/ A. POST HOWLAND
   ------------------------------------------------
   Name: A. Post Howland
   Title: Director



          Signature Page to Amendment No. 3 to Note Purchase Agreement

         IN WITNESS WHEREOF, the Company and the Noteholders have executed this Amendment as of the date first above written.


                                            QUANTA SERVICES, INC.


                                            By: /s/ JAMES H. HADDOX
                                                --------------------------------
                                                Name: James H. Haddox
                                                Title: Chief Financial Officer



ACCEPTED AND AGREED TO:

MINNESOTA LIFE INSURANCE COMPANY

By:  Advantus Capital Management, Inc.


By: /s/ E.A. BERGSLAND
   ------------------------------------------------
   Name: E.A. Bergsland
   Title: Vice President



          Signature Page to Amendment No. 3 to Note Purchase Agreement

         IN WITNESS WHEREOF, the Company and the Noteholders have executed this Amendment as of the date first above written.


                                            QUANTA SERVICES, INC.


                                            By: /s/ JAMES H. HADDOX
                                                --------------------------------
                                                Name: James H. Haddox
                                                Title: Chief Financial Officer


ACCEPTED AND AGREED TO:

AMERICAN FIDELITY ASSURANCE COMPANY

By:  Advantus Capital Management, Inc.


By: /s/ E.A. BERGSLAND
   ------------------------------------------------
    Name: E.A. Bergsland
    Title: Vice President



          Signature Page to Amendment No. 3 to Note Purchase Agreement

         IN WITNESS WHEREOF, the Company and the Noteholders have executed this Amendment as of the date first above written.


                                            QUANTA SERVICES, INC.


                                            By: /s/ JAMES H. HADDOX
                                                --------------------------------
                                                Name: James H. Haddox
                                                Title: Chief Financial Officer


ACCEPTED AND AGREED TO:

MTL INSURANCE COMPANY

By:  Advantus Capital Management, Inc.


By: /s/ E.A. BERGSLAND
   ------------------------------------------------
    Name: E. A. Bergsland
    Title: Vice President



          Signature Page to Amendment No. 3 to Note Purchase Agreement

         IN WITNESS WHEREOF, the Company and the Noteholders have executed this Amendment as of the date first above written.


                                            QUANTA SERVICES, INC.


                                            By: /s/ JAMES H. HADDOX
                                                --------------------------------
                                                Name: James H. Haddox
                                                Title: Chief Financial Officer


ACCEPTED AND AGREED TO:

UNITY MUTUAL LIFE INSURANCE COMPANY - ANNUITY PORTFOLIO

By:  Advantus Capital Management, Inc.


By: /s/ E.A. BERGSLAND
   ------------------------------------------------
    Name: E.A. Bergsland
    Title: Vice President



          Signature Page to Amendment No. 3 to Note Purchase Agreement

         IN WITNESS WHEREOF, the Company and the Noteholders have executed this Amendment as of the date first above written.


                                        QUANTA SERVICES, INC.



                                        By: /s/ JAMES H. HADDOX
                                            ------------------------------
                                            Name: James H. Haddox
                                            Title: Chief Financial Officer


ACCEPTED AND AGREED TO:

PROTECTIVE LIFE INSURANCE COMPANY


By: /s/ PHILIP E. PASSARIME
    ------------------------------
    Name: Philip E. Passarime
    Title: V.P. Investments



          Signature Page to Amendment No. 3 to Note Purchase Agreement

         IN WITNESS WHEREOF, the Company and the Noteholders have executed this Amendment as of the date first above written.


                                        QUANTA SERVICES, INC.


                                        By: /s/ JAMES H. HADDOX
                                            ------------------------------
                                            Name: James H. Haddox
                                            Title: Chief Financial Officer


ACCEPTED AND AGREED TO:

ALLSTATE LIFE INSURANCE COMPANY


By: /s/ ROBERT B. BODETT
    ------------------------------
    Name: Robert B. Bodett
    Title:


By: /s/ JUDITH P. GREFFIN
    ------------------------------
    Name: Judith P. Greffin
    Title:



          Signature Page to Amendment No. 3 to Note Purchase Agreement

         IN WITNESS WHEREOF, the Company and the Noteholders have executed this Amendment as of the date first above written.


                                        QUANTA SERVICES, INC.


                                        By: /s/ JAMES H. HADDOX
                                            ------------------------------
                                            Name: James H. Haddox
                                            Title: Chief Financial Officer


ACCEPTED AND AGREED TO:

AMERICAN HERITAGE LIFE INSURANCE COMPANY



By: /s/ ROBERT B. BODETT
    ------------------------------
    Name: Robert B. Bodett
    Title:


By: /s/ JUDITH P. GREFFIN
    ------------------------------
    Name: Judith P. Greffin
    Title:



          Signature Page to Amendment No. 3 to Note Purchase Agreement

         IN WITNESS WHEREOF, the Company and the Noteholders have executed this Amendment as of the date first above written.


                                        QUANTA SERVICES, INC.


                                        By: /s/ JAMES H. HADDOX
                                            ------------------------------
                                            Name: James H. Haddox
                                            Title: Chief Financial Officer


ACCEPTED AND AGREED TO:

THE TRAVELERS INSURANCE COMPANY, FOR ITSELF
AND TWO OF ITS SEPARATE ACCOUNTS


By: /s/ ROBERT M. MILLS
    ------------------------------
    Name: Robert M. Mills
    Title: Investment Officer



          Signature Page to Amendment No. 3 to Note Purchase Agreement

         IN WITNESS WHEREOF, the Company and the Noteholders have executed this Amendment as of the date first above written.


                                        QUANTA SERVICES, INC.



                                        By: /s/ JAMES H. HADDOX
                                            ------------------------------
                                            Name: James H. Haddox
                                            Title: Chief Financial Officer



ACCEPTED AND AGREED TO:

SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY


By: /s/ CAROL ROBERTSON
    ------------------------------
    Name: Carol Robertson
    Title: Senior Portfolio Manager



          Signature Page to Amendment No. 3 to Note Purchase Agreement

         IN WITNESS WHEREOF, the Company and the Noteholders have executed this Amendment as of the date first above written.


                                        QUANTA SERVICES, INC.


                                        By: /s/ JAMES H. HADDOX
                                            ------------------------------
                                            Name: James H. Haddox
                                            Title: Chief Financial Officer


ACCEPTED AND AGREED TO:

COLONIAL LIFE & ACCIDENT INSURANCE COMPANY

By:  Provident Investment Management, LLC, its Agent


By: /s/ BEN VANCE
    ------------------------------
    Name: Ben Vance
    Title: Assistant Vice President



          Signature Page to Amendment No. 3 to Note Purchase Agreement

         IN WITNESS WHEREOF, the Company and the Noteholders have executed this Amendment as of the date first above written.


                                        QUANTA SERVICES, INC.


                                        By: /s/ JAMES H. HADDOX
                                            ------------------------------
                                            Name: James H. Haddox
                                            Title: Chief Financial Officer


ACCEPTED AND AGREED TO:

UNUM LIFE INSURANCE COMPANY OF AMERICA

By:  Provident Investment Management, LLC, its Agent


By: /s/ BEN VANCE
    -------------------------------
    Name: Ben Vance
    Title: Assistant Vice President



          Signature Page to Amendment No. 3 to Note Purchase Agreement

         IN WITNESS WHEREOF, the Company and the Noteholders have executed this Amendment as of the date first above written.


                                        QUANTA SERVICES, INC.



                                        By: /s/ JAMES H. HADDOX
                                            ------------------------------
                                            Name: James H. Haddox
                                            Title: Chief Financial Officer


ACCEPTED AND AGREED TO:

THRIVENT FINANCIAL FOR LUTHERANS (FORMERLY AID ASSOCIATION FOR LUTHERANS AND SUCCESSOR BY MERGER TO LUTHERAN BROTHERHOOD)


By: /s/ GLEN J. VANIC
    ------------------------------
    Name: Glen J. Vanic
    Title: Portfolio Manager



          Signature Page to Amendment No. 3 to Note Purchase Agreement

         IN WITNESS WHEREOF, the Company and the Noteholders have executed this Amendment as of the date first above written.


                                        QUANTA SERVICES, INC.


                                        By: /s/ JAMES H. HADDOX
                                            ------------------------------
                                            Name: James H. Haddox
                                            Title: Chief Financial Officer


ACCEPTED AND AGREED TO:

PHOENIX LIFE INSURANCE COMPANY


By: /s/ CHRISTOPHER M. WILKOS
    ------------------------------
    Name: Christopher M. Wilkos
    Title: Senior Vice President



          Signature Page to Amendment No. 3 to Note Purchase Agreement

         IN WITNESS WHEREOF, the Company and the Noteholders have executed this Amendment as of the date first above written.


                                        QUANTA SERVICES, INC.


                                        By: /s/ JAMES H. HADDOX
                                            ------------------------------
                                            Name: James H. Haddox
                                            Title: Chief Financial Officer


ACCEPTED AND AGREED TO:

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY



By: /s/ JAMES G. LOWERY
    --------------------------------------------
    Name: James G. Lowery
    Title: Assistant Vice President Investments


By: /s/ WAYNE T. HOFFMANN
    --------------------------------------------
    Name: Wayne T. Hoffmann
    Title:  Senior Vice President Investments



          Signature Page to Amendment No. 3 to Note Purchase Agreement

         IN WITNESS WHEREOF, the Company and the Noteholders have executed this Amendment as of the date first above written.


                                        QUANTA SERVICES, INC.


                                        By: /s/ JAMES H. HADDOX
                                            ------------------------------
                                            Name: James H. Haddox
                                            Title: Chief Financial Officer


ACCEPTED AND AGREED TO:

MODERN WOODMEN OF AMERICA


By: /s/ MICHAEL E. DAU
    --------------------------------------------
    Name: Michael E. Dau
    Title: Manager, Securities Division



          Signature Page to Amendment No. 3 to Note Purchase Agreement

         IN WITNESS WHEREOF, the Company and the Noteholders have executed this Amendment as of the date first above written.


                                        QUANTA SERVICES, INC.


                                        By: /s/ JAMES H. HADDOX
                                            ------------------------------
                                            Name: James H. Haddox
                                            Title: Chief Financial Officer


ACCEPTED AND AGREED TO:

AMERICAN UNITED LIFE INSURANCE COMPANY


By: /s/ KENT R. ADAMS
    ----------------------------------------------
    Name: Kent R. Adams
    Title: Vice President Fixed Income Investments


          Signature Page to Amendment No. 3 to Note Purchase Agreement

                  IN WITNESS WHEREOF, the Company and the Noteholders have executed this Amendment as of the date first above written.

                                            QUANTA SERVICES, INC.


                                            By: /s/ JAMES H. HADDOX
                                               ----------------------------
                                               Name: James H. Haddox
                                               Title: Chief Financial Officer


ACCEPTED AND AGREED TO:

PIONEER MUTUAL LIFE INSURANCE COMPANY

By Its Agent:  American United Life Insurance Company

By: /s/ KENT ADAMS
   ---------------------------------------------------
   Name: Kent Adams
   Title: V.P.






         [Signature Page to Amendment No. 3 to Note Purchase Agreement]

                  IN WITNESS WHEREOF, the Company and the Noteholders have executed this Amendment as of the date first above written.

                                            QUANTA SERVICES, INC.


                                            By: /s/ JAMES H. HADDOX
                                               ----------------------------
                                               Name: James H. Haddox
                                               Title: Chief Financial Officer


ACCEPTED AND AGREED TO:

THE STATE LIFE INSURANCE COMPANY

By Its Agent:  American United Life Insurance Company

By: /s/ KENT ADAMS
   ---------------------------------------------------
   Name: Kent Adams
   Title: V.P.

          Signature Page to Amendment No. 3 to Note Purchase Agreement

                  IN WITNESS WHEREOF, the Company and the Noteholders have executed this Amendment as of the date first above written.

                                            QUANTA SERVICES, INC.


                                            By: /s/ JAMES H. HADDOX
                                               ----------------------------
                                               Name: James H. Haddox
                                               Title: Chief Financial Officer

ACCEPTED AND AGREED TO:

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By: /s/ THOMAS M. DONOHUE
   --------------------------------------------
   Name: Thomas M. Donohue
   Title: Managing Director





          Signature Page to Amendment No. 3 to Note Purchase Agreement

                  IN WITNESS WHEREOF, the Company and the Noteholders have executed this Amendment as of the date first above written.

                                            QUANTA SERVICES, INC.


                                            By: /s/ JAMES H. HADDOX
                                               ----------------------------
                                               Name: James H. Haddox
                                               Title: Chief Financial Officer

ACCEPTED AND AGREED TO:

SECURITY FINANCIAL LIFE INSURANCE CO.

By: /s/ KEVIN W. HAMMOND
   ----------------------------------------------
   Name: Kevin W. Hammond
   Title: Vice President Chief Investment Officer



         [Signature Page to Amendment No. 3 to Note Purchase Agreement]

                                     ANNEX 1

Massachusetts Mutual Life Insurance Company
c/o David L. Babson & Company Inc.
1500 Main Street, Suite 2800
Springfield, MA 01115

C.M. Life Insurance Company
c/o David L. Babson & Company Inc.
1500 Main Street, Suite 2800
Springfield, MA 01115

United of Omaha Life Insurance Company
Mutual of Omaha Plaza
Omaha, NE 68175

Companion Life Insurance Company
Mutual of Omaha Plaza
Omaha, NE 68175

New York Life Insurance and Annuity Corporation
51 Madison Avenue
New York, NY 10010-1603

Minnesota Life Insurance Company
400 Robert Street North
St. Paul, MN 55101

American Fidelity Assurance Company
400 Robert Street North
St. Paul, MN 55101

MTL Insurance Company
400 Robert Street North
St. Paul, MN 55101

Unity Mutual Life Insurance Company - Annuity Portfolio
400 Robert Street North
St. Paul, MN 55101

Protective Life Insurance Company
P.O. Box 2606
Birmingham, AL 35202


                                   Annex 1-1

Allstate Life Insurance Company
3075 Sanders Road, Suite G3A
Northbrook, IL  60062-7127

American Heritage Life Insurance Company
3075 Sanders Road, Suite G3A
Northbrook, IL  60062-7127

The Travelers Insurance Company, for itself and two of its Separate Accounts 242 Trumbull Street
P.O. Box 150449
Hartford, CT 06115-0419

Southern Farm Bureau Life Insurance Company
1401 Livingston Lane
Jackson, MS 39213

Colonial Life & Accident Insurance Company
One Fountain Square
Chattanooga, TN 37402

Unum Life Insurance Company of America
One Fountain Square
Chattanooga, TN 37402

Thrivent Financial for Lutherans
625 Fourth Avenue South
Minneapolis, MN 55415-1624

Phoenix Life Insurance Company
56 Prospect Street
Hartford, CT 06115-0480

Great-West Life & Annuity Insurance Company
8515 East Orchard Road, 3rd Floor, Tower 2
Englewood, CO 80111

Modern Woodmen of America
1701 First Avenue
Rock Island, IL 61201

American United Life Insurance Company
One American Square
Indianapolis, IN 46206


                                   Annex 1-2

Pioneer Mutual Life Insurance Company
One American Square
Indianapolis, IN 46206

The State Life Insurance Company
One American Square
Indianapolis, IN 46206

The Guardian Life Insurance Company of America
700 South Street
Pittsfield, MA 01201

Security Financial Life Insurance Co.
200 Centennial Mall North
Lincoln, NE 68508


                                   Annex 1-3

                                  ATTACHMENT A

                              CONSENT OF GUARANTORS

         The undersigned Guarantors, as party to the Guaranty Agreement dated as of March 1, 2000, hereby consent to the foregoing Amendment dated as of even date herewith, to which this consent is attached, and confirm that the Guaranty Agreement remains in full force and effect after giving effect thereto and represent and warrant that there is no defense, counterclaim or offset of any type or nature under the Guaranty Agreement.

Dated as of September 30, 2003


                           GUARANTORS:

                           ADVANCED TECHNOLOGIES AND INSTALLATION CORPORATION ALLTECK LINE CONTRACTORS (USA), INC.
                           ARBY CONSTRUCTION, INC.
                           AUSTIN TRENCHER, INC.
                           BRADFORD BROTHERS, INC.
                           CCLC, INC.
                           COMMUNICATION MANPOWER, INC.
                           CONTI COMMUNICATIONS, INC.
                           CROCE ELECTRIC COMPANY, INC.
                           CROWN FIBER COMMUNICATIONS, INC.
                           DILLARD SMITH CONSTRUCTION COMPANY
                           DRIFTWOOD ELECTRICAL CONTRACTORS, INC.
                           ENVIRONMENTAL PROFESSIONAL ASSOCIATES, LIMITED FIVE POINTS CONSTRUCTION CO.
                           GLOBAL ENERCOM MANAGEMENT, INC.
                           GOLDEN STATE UTILITY CO.
                           H.L. CHAPMAN PIPELINE CONSTRUCTION, INC.
                           HAINES CONSTRUCTION COMPANY
                           INTERMOUNTAIN ELECTRIC, INC.
                           IRBY CONSTRUCTION COMPANY
                           LINE EQUIPMENT SALES CO., INC.
                           MANUEL BROS., INC.
                           MEARS GROUP, INC.
                           MEJIA PERSONNEL SERVICES, INC.
                           METRO UNDERGROUND SERVICES, INC.
                           MUSTANG LINE CONTRACTORS, INC.
                           NETWORK ELECTRIC COMPANY
                           NORTH PACIFIC CONSTRUCTION CO., INC.
                           NORTH SKY COMMUNICATIONS, INC.
                           PAR ELECTRICAL CONTRACTORS, INC.
                           PARKSIDE SITE & UTILITY COMPANY CORPORATION
                           PARKSIDE UTILITY CONSTRUCTION CORP.
                           P.D.G. ELECTRIC COMPANY
                           POTELCO, INC.

                                 Attachment A-4

                           PROFESSIONAL TELECONCEPTS, INC. (IL)
                           PROFESSIONAL TELECONCEPTS, INC. (NY)
                           PWR FINANCIAL COMPANY
                           QPC, INC.
                           QSI, INC.
                           QUANTA HOLDINGS, INC.
                           QUANTA XXXI ACQUISITION, INC.
                           QUANTA LI ACQUISITION, INC.
                           QUANTA LIV ACQUISITION, INC.
                           QUANTA LVII ACQUISITION, INC.
                           QUANTA LVIII ACQUISITION, INC.
                           QUANTA LIX ACQUISITION, INC.
                           QUANTA LX ACQUISITION, INC.
                           QUANTA LXI ACQUISITION, INC.
                           QUANTA LXII ACQUISITION, INC.
                           QUANTA LXIII ACQUISITION, INC.
                           QUANTA LXIV ACQUISITION, INC.
                           QUANTA LXV ACQUISITION, INC.
                           QUANTA LXVI ACQUISITION, INC.
                           QUANTA LXVII ACQUISITION, INC.
                           QUANTA LXVIII ACQUISITION, INC.
                           QUANTA LXIX ACQUISITION, INC.
                           QUANTA LXX ACQUISITION, INC.
                           QUANTA LXXI ACQUISITION, INC.
                           QUANTA LXXII ACQUISITION, INC.
                           QUANTA LXXIII ACQUISITION, INC.
                           QUANTA UTILITY INSTALLATION CO., INC.
                           R.A. WAFFENSMITH & CO., INC.
                           SOUTHEAST PIPELINE CONSTRUCTION, INC.
                           SOUTHWEST TRENCHING COMPANY, INC.
                           SOUTHWESTERN COMMUNICATIONS, INC.
                           SPALJ CONSTRUCTION COMPANY
                           SUMTER UTILITIES, INC.
                           THE RYAN COMPANY, INC.
                           TOM ALLEN CONSTRUCTION COMPANY
                           TRANS TECH ACQUISITION, INC.
                           TRAWICK CONSTRUCTION COMPANY, INC.
                           TTGP, INC.
                           TTLP. INC.
                           TTM, INC.
                           TXLP, INC.
                           UNDERGROUND CONSTRUCTION CO., INC.
                           UTILCO, INC.
                           VCI TELECOM, INC.
                           W.C. COMMUNICATIONS, INC.

                                 Attachment A-5

                                   W.H.O.M. CORPORATION

                                   By: /s/ DANA GORDON
                                      ----------------------------------------
                                   Name:  Dana Gordon
                                   Title: President or Vice-President of each
                                          Guarantor


                                   QDE LLC
                                   QUANTA DELAWARE, INC.
                                   QUANTA ASSET MANAGEMENT LLC

                                   By: /s/ LINDA BUBACZ
                                      ----------------------------------------
                                   Name:  Linda Bubacz
                                   Title: President

                                   COAST TO COAST, LLC
                                   BY:  ENVIRONMENTAL PROFESSIONAL ASSOCIATES,
                                        LIMITED, ITS MEMBER

                                   By: /s/ DANA GORDON
                                      ----------------------------------------
                                   Name:  Dana Gordon
                                   Title: Vice President

                                   DOT  05, LLC
                                   TJADER, L.L.C.
                                   OKAY CONSTRUCTION COMPANY, LLC
                                   BY:  SPALJ CONSTRUCTION COMPANY, ITS MEMBER

                                   By: /s/ DANA GORDON
                                      ----------------------------------------
                                   Name:  Dana Gordon
                                   Title: Vice President

                                   LAKE NORMAN PIPELINE, LLC
                                   BY:  BRADFORD BROTHERS, INC., ITS MEMBER

                                   By: /s/ DANA GORDON
                                      ----------------------------------------
                                   Name:  Dana Gordon
                                   Title: Vice President


                                 Attachment A-6

                                   MEARS/CPG, LLC
                                   MEARS ENGINEERING, LLC
                                   MEARS/HDD, LLC
                                   MEARS SERVICES, LLC
                                   BY:  MEARS GROUP, INC., THE SOLE MEMBER OF
                                        EACH OF THE FOREGOING LIMITED LIABILITY
                                        COMPANIES


                                   By: /s/ DANA GORDON
                                      -----------------------------------------
                                   Name:  Dana Gordon
                                   Title: Vice President

                                   S.K.S. PIPELINERS, LLC
                                   BY:  ARBY CONSTRUCTION, INC., ITS MEMBER

                                   By: /s/ DANA GORDON
                                      -----------------------------------------
                                   Name:  Dana Gordon
                                   Title: Vice President

                                   TNS-VA, LLC
                                   BY:  PROFESSIONAL TELECONCEPTS, INC. (NY),
                                        ITS MEMBER

                                   By: /s/ DANA GORDON
                                      -----------------------------------------
                                   Name:  Dana Gordon
                                   Title: Vice President

                                   LINECO LEASING, LLC
                                   BY:  MUSTANG LINE CONTRACTORS, INC., ITS
                                        SOLE MEMBER

                                   By: /s/ DANA GORDON
                                      -----------------------------------------
                                   Name:  Dana Gordon
                                   Title: Vice President

                                   AIRLAN TELECOM SERVICES, L.P.
                                   NORTH HOUSTON POLE LINE, L.P.
                                   LINDSEY ELECTRIC, L.P.
                                   DIGCO UTILITY CONSTRUCTION, L.P.
                                   BY:  MEJIA PERSONNEL SERVICES, INC., ITS
                                        GENERAL PARTNER

                                   By: /s/ DANA GORDON
                                      -----------------------------------------
                                   Name:  Dana Gordon
                                   Title: Vice President


                                 Attachment A-7

                                   QUANTA SERVICES MANAGEMENT PARTNERSHIP, L.P.
                                   QUANTA ASSOCIATES, L.P.
                                   BY:  QSI, INC., ITS GENERAL PARTNER

                                   By: /s/ DANA GORDON
                                      -----------------------------------------
                                   Name:  Dana Gordon
                                   Title: Vice President

                                   TRANS TECH ELECTRIC, L.P.
                                   BY:  TTGP, INC., ITS GENERAL PARTNER

                                   By: /s/ DANA GORDON
                                      -----------------------------------------
                                   Name:  Dana Gordon
                                   Title: Vice President

                                   PWR NETWORK, LLC
                                   BY:  PWR FINANCIAL COMPANY, ITS SOLE MEMBER

                                   By: /s/ DANA GORDON
                                      -----------------------------------------
                                   Name:  Dana Gordon
                                   Title: Vice President

                                   Q RESOURCES, LLC
                                   BY:  QUANTA HOLDINGS, INC., ITS MEMBER

                                   By: /s/ DANA GORDON
                                      -----------------------------------------
                                   Name:  Dana Gordon
                                   Title: Vice President

                                   QUANTA RECEIVABLES, L.P.
                                   BY:  PWR NETWORK, LLC, ITS GENERAL PARTNER
                                   BY:  PWR FINANCIAL COMPANY, ITS SOLE MEMBER

                                   By: /s/ DANA GORDON
                                      -----------------------------------------
                                   Name:  Dana Gordon
                                   Title: Vice President

                                   TOTAL QUALITY MANAGEMENT SERVICES, LLC
                                   BY:  ENVIRONMENTAL PROFESSIONAL ASSOCIATES,
                                        LTD., ITS SOLE MEMBER

                                   By: /s/ DANA GORDON
                                      -----------------------------------------
                                   Name:  Dana Gordon
                                   Title: Vice President

                                 Attachment A-8

                                   NORTHERN LINE LAYERS, LLC
                                   BY:  PAR ELECTRICAL CONTRACTORS, INC., ITS
                                        SOLE MEMBER

                                   By: /s/ DANA GORDON
                                      ---------------------------------------
                                   Name:  Dana Gordon
                                   Title: Vice President


                                 Attachment A-9